BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings & Notary Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Kelly Jones
923 Incline Way Suite 39
Incline Village, NV 89451, USA

Work Order #: W2021052001218
May 20, 2021
Receipt Version: 1

Special Handling Instructions:

Submitter ID: 25591

Charges

Description	Fee Description	Filing Number	Filing Date/Time	Filing Status	Qty	Price	Amount
Amendment After Issuance of Stock	Fees	20211470946	5/20/2021 12:32:26 PM	InternalReview	1	$175.00	$175.00
Total							$175.00

Payments

Type	Description	Payment Status	Amount
Credit Card	62153913354863972032559	Success	$175.00
Total			$175.00

Credit Balance: $0.00

Kelly Jones
923 Incline Way Suite 39
Incline Village, NV 89451, USA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

05/20/2021

Work Order Item Number:	W2021052001218 - 1342660
Filing Number:	20211470946
Filing Type:	Amendment After Issuance of Stock
Filing Date/Time:	05/20/2021 12:32:26 PM
Filing Page(s):	5

Indexed Entity Information:

Entity ID: E0462282016-2 **Entity Name:** CREXENDO, INC.

Entity Status: Active **Expiration Date:** None

Commercial Registered Agent
MAUPIN, COX & LEGOY, A PROFESSIONAL CORPORATION
4785 CAUGHLIN PARKWAY, Reno, NV 89519, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

BARBARA K. CEGAVSKE
Secretary of State

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number E0462282016-2
	Filing Number 20211470946
Secretary of State State Of Nevada	Filed On 05/20/2021 12:32:26 PM
	Number of Pages 5

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information

Name of entity as on file with the Nevada Secretary of State :

Entity or Nevada Business Identification Number (NVID) : NV20161623875

2. Restated or Amended and Restated Articles (Select one): (If amending and restating only, complete section 1, 2 and 6.)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:

The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of amendment filing being completed: (Select only one box): (If amending, complete section 1,3,5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:

(Check only one box) ☐ incorporators ☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☑ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment

☐ Officer's Statement (foreign qualified entities only)

Name in home state, if using a modified name in Nevada:

Jurisdiction of formation:

Changes to takes the following effect:

☐ The entity name has been amended. ☐ Dissolution
☐ The purpose of the entity has been amended. ☐ Merger
☐ The authorized shares have been amended. ☐ Conversion
☐ Other: (specify changes)

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective date and Time: (Optional)	Date: 05/20/2021 Time: 01:00 PM (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☐ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☑ Articles have been added. ☐ Articles have been deleted ☐ Other. The articles have been amended as follows: (provide article numbers, if available) (attach additional page(s) if necessary)
6. Signature: (Required)	X Kelly R. Jones — Authorized Signer Signature of Officer, Incorporator or Authorized Signer — Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

Filed in the Office of	Business Number E0462282016-2
	Filing Number 20211470946
Secretary of State State Of Nevada	Filed On 05/20/2021 12:32:26 PM
	Number of Pages 5

CREXENDO, INC.
SUPPLEMENT TO ARTICLES OF INCO

Article 3. - Shares of Stock.

3.1. Authorized Shares. The aggregate number of shares which Crexendo, Inc. shall have the right to issue is 55,000,000, par value $.001 per share, of which 50,000,000 shares shall be designated as Common Shares and 5,000,000 shall be designated as Preferred Shares.

3.2. Authority to Issue Shares of Stock. Authority to issue shares of stock is expressly granted to the Board of Directors of Crexendo, Inc. (or a committee thereof designated by the Board of Directors pursuant to the Bylaws of Crexendo, Inc. as amended from time to time ("Bylaws")) to issue the Preferred Shares from time to time as Preferred Shares of any series and declare and to pay dividends thereon in accordance with the terms thereof and in connection with the creation of each such series, to fix by resolutions or resolutions providing for the issuance of shares thereof, the number of such shares, the designations, powers, preferences, and rights (including voting rights) and the qualifications, limitations, and restrictions of such series, subject to the full extent and now or hereafter permitted by the laws of the state of Nevada.

Article 4. Names and addresses of Board of Directors.

The below individuals are Directors of Crexendo, Inc.

Steven G. Mihaylo
1615 S. 52nd Street
Tempe, AZ 85281

Todd Goergen
1615 S. 52nd Street
Tempe, AZ 85281

Jeff Bash
1615 S. 52" Street
Tempe, AZ 85281

David Williams
1615 S. 52a Street
Tempe, AZ 85281

Anil Puri
1615 S. 52" Street
Tempe, AZ 85281

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number E0462282016-2
	Filing Number 20211470946
Secretary of State State Of Nevada	Filed On 05/20/2021 12:32:26 PM
	Number of Pages 5

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Crexendo, Inc

2. The articles have been amended as follows: (provide article numbers, if available)

See attached amedning Article 3 and Article 4

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 99

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.